UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:

September 20, 2004

BAIRNCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-8120

 13-3057520

(State or other jurisdiction of        (Commission

(IRS Employer

incorporation or organization)        File Number)

Identification No.)

300 Primera Boulevard, Suite 432, Lake Mary,   FL  32746

(Address of principal executive offices)       (Zip Code)

(407) 875-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

#

ITEM 8.01.

OTHER EVENTS

Bairnco Corporation (the “Corporation”) is filing herewith a press release issued on Friday, September 17, 2004, as Exhibit 99 which is incorporated by reference herein.  This press release was issued to announce that the Corporation received $24,695,000 as a result of the previously announced settlement of the NOL Lawsuit, in which both Bairnco and the Keene Creditors Trust claimed the right to certain income tax refunds.  The $24,695,000 paid to Bairnco represents 70% of the funds in an escrow account that was created in the mid-1990s to hold the tax refunds and related after tax interest income pending the resolution of the NOL Lawsuit.

The payment to Bairnco, which is not subject to any federal or state income tax, will increase Bairnco’s stockholders equity by $24,695,000.  Bairnco intends to use the funds to repay outstanding indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:

/s/ Lawrence C. Maingot

Lawrence C. Maingot

Controller

Date:

September 20, 2004

#

EXHIBIT INDEX

Exhibit

Description

99

Press Release

#